UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 25, 2006

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)
1-12882 (Commission File Number)		88-0242733 (I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number,

Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Boyd Gaming Corporation, referred to as the “Company,” announced today in the press release furnished as Exhibit 99.1 hereto and incorporated herein by reference that it has priced a public offering of $250.0 million aggregate principal amount of its Senior Subordinated Notes due 2016. In connection with the offering of the notes, the Company entered into an Underwriting Agreement, which is attached hereto as Exhibit 1.1, with a group of underwriters for whom Banc of America Securities LLC and Deutsche Bank Securities Inc. acted as representatives. In addition, the Company entered into a base Indenture with respect to Subordinated Debt Securities, which is attached hereto as Exhibit 4.9, with Wells Fargo Bank, National Association, as trustee under the Indenture.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 25, 2006, among the Company, Banc of America Securities LLC and Deutsche Bank Securities Inc. as representatives of the several underwriters named therein.

4.9	Indenture (including form of Subordinated Debt Securities) with respect to Subordinated Debt Securities, dated as of January 25, 2006, by and between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as trustee under the Subordinated Debt Securities Indenture, on Form T-1.

99.1	Press Release of Boyd Gaming Corporation, dated January 25, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: January 25, 2006	By:	/s/ ELLIS LANDAU
Ellis Landau Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 25, 2006, among the Company, Banc of America Securities LLC and Deutsche Bank Securities Inc. as representatives of the several underwriters named therein.

4.9	Indenture (including form of Subordinated Debt Securities) with respect to Subordinated Debt Securities, dated as of January 25, 2006, by and between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as trustee under the Subordinated Debt Securities Indenture, on Form T-1.

99.1	Press Release of Boyd Gaming Corporation, dated January 25, 2006.